As filed with the Securities and Exchange Commission on May 26, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOLARWINDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1559348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

AMENDED AND RESTATED STOCK INCENTIVE PLAN

2008 EQUITY INCENTIVE PLAN

(Full title of the Plan(s))

Kevin B. Thompson

President, Chief Operating Officer and Chief Financial Officer

SolarWinds, Inc.

3711 South MoPac Expressway

Building Two

Austin, Texas 78746

(Name and address of agent for service)

(512) 682-9300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
— Outstanding under the Amended and Restated Stock Incentive Plan	13,259,043(2)	$4.50(3)	$59,665,694	$3,330
— To be issued under the 2008 Equity Incentive Plan	4,686,146	$13.67(4)	$64,059,616	$3,575

Aggregate Registration Fee:				$6,905

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the SolarWinds, Inc. Amended and Restated Stock Incentive Plan and 2008 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	No new awards will be made under the Amended and Restated Stock Incentive Plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $4.50 per share represents the weighted average exercise price for outstanding options.
(4)	Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $13.67 per share, which represents the average of the high and low price per share of the Registrant’s Common Stock on May 22, 2009 as reported on the New York Stock Exchange.

PART I

Information Required in the Prospectus

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

SolarWinds, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s prospectus filed on May 20, 2009 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 (File No. 333-149851), as amended (the “IPO Prospectus”), that contains audited financial statements as of the latest fiscal years for which such statements have been filed;

(b)	The Registrant’s Registration Statement No. 001-34358 on Form 8-A filed with the Commission on May 14, 2009 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “Exchange Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock; and

(c)	all reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation to be in effect upon the completion of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851) contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, no director will be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws to be in effect upon the completion of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851) provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Registrant’s amended and restated bylaws also provide that it is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Delaware law. The Registrant has entered into agreements to indemnify its current directors and executive officers and expects to continue to enter into agreements to indemnify any future directors and executive officers and such other employees as may be determined by the Registrant’s board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Reference is also made to the underwriting agreement filed as Exhibit 1.1 to Registrant’s Registration Statement No. 333-149851, pursuant to which the underwriters have agreed to indemnify the Registrant’s officers and directors against certain liabilities under the Securities Act and Exchange Act.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit Title
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851)

3.2*	Amended and Restated Bylaws of the Registrant, to be effective upon closing of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851)

4.1*	Specimen Common Stock of the Registrant

4.2*	Amended and Restated Stock Incentive Plan

4.3*	Form of Stock Option Agreement under Amended and Restated Stock Incentive Plan (Standard Form)

4.4*	Form of Stock Option Agreement under Amended and Restated Stock Incentive Plan (Early Exercise Form)

4.5*	2008 Equity Incentive Plan

4.6*	Form of Stock Option Agreement under 2008 Equity Incentive Plan

4.7*	Form of Restricted Stock Purchase Agreement under 2008 Equity Incentive Plan

4.8*	Form of Restricted Stock Unit Agreement under 2008 Equity Incentive Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-149851), as declared effective on May 19, 2009

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2000 Stock Incentive Plan, as amended and restated March 8, 2001, and Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on May 26, 2009.

SOLARWINDS, INC.

By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President, Chief Operating Officer, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of SolarWinds, Inc., a Delaware corporation, do hereby constitute and appoint Michael S. Bennett and Kevin B. Thompson, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 26, 2009.

Signature	Title

/s/ Michael S. Bennett Michael S. Bennett	Chairman of the Board and Chief Executive Officer

/s/ Kevin B. Thompson Kevin B. Thompson	President, Chief Operating Officer and Chief Financial Officer

/s/ J. Barton Kalsu J. Barton Kalsu	Chief Accountant and Vice President, Finance

/s/ Steven M, Cakebread Steven M. Cakebread	Director

/s/ Jeffrey L. Horing Jeffrey L. Horing	Director

/s/ Bob L. Martin Bob L. Martin	Director

/s/ J. Benjamin Nye J. Benjamin Nye	Director

/s/ Ellen F. Siminoff Ellen F. Siminoff	Director

/s/ John D. Thornton John D. Thornton	Director

/s/ Donald C. Yonce Donald C. Yonce	Director

EXHIBIT INDEX

Exhibit Number	Exhibit Title
3.1*	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon closing of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851)

3.2*	Amended and Restated Bylaws of the Registrant, to be effective upon closing of the offering contemplated by the Registration Statement on Form S-1 (File No. 333-149851)

4.1*	Specimen Common Stock of the Registrant

4.2*	Amended and Restated Stock Incentive Plan

4.3*	Form of Stock Option Agreement under Amended and Restated Stock Incentive Plan (Standard Form)

4.4*	Form of Stock Option Agreement under Amended and Restated Stock Incentive Plan (Early Exercise Form)

4.5*	2008 Equity Incentive Plan

4.6*	Form of Stock Option Agreement under 2008 Equity Incentive Plan

4.7*	Form of Restricted Stock Purchase Agreement under 2008 Equity Incentive Plan

4.8*	Form of Restricted Stock Unit Agreement under 2008 Equity Incentive Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-149851), as declared effective on May 19, 2009